UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition".

On May 9, 2023, Lesaka Technologies, Inc., a Florida corporation (the "Company"), issued a press release setting forth its financial results for the third quarter ended March 31, 2023. A copy of the press release is attached as Exhibit 99.1.

Item 4.01. Change in Registrant's Certifying Accountant.

South African mandatory audit firm rotation rules

The Audit Committee of the Board of Directors of Lesaka Technologies, Inc. ("Lesaka" or the "Company") embarked on a competitive bidding process to identify, evaluate and appoint a new independent accountant as its certifying accountant in South Africa to audit its consolidated annual financial statements for the year ended June 30, 2024. The Company's current independent registered public accounting firm, Deloitte & Touche ("Deloitte") in South Africa, is registered with the Public Company Accounting Oversight Board in the US, and is also registered with the Independent Regulatory Board for Auditors ("IRBA"), the South African auditor regulator. As prescribed by the IRBA, public interest entities with auditors registered with the IRBA are required to comply with mandatory audit firm rotation requirements which limits the period for which a registered auditor can serve as a company's auditor to no more than 10 years. Lesaka is therefore required to comply with these mandatory audit firm rotation rules which necessitates a change to Lesaka's certifying accountants for the year ended June 30, 2024.

On May 9, 2023, Lesaka's Audit Committee appointed, and the Company engaged, KPMG Inc. ("KPMG") in South Africa, an independent accountant, as its certifying accountant beginning July 1, 2023, the first day of Lesaka's 2024 fiscal year. At the same time, Lesaka's Audit Committee approved the dismissal of Deloitte, Lesaka's existing principal accountant, effective upon the completion of Deloitte's audit of Lesaka's consolidated financial statements for the fiscal year ended June 30, 2023.

Deloitte's reports on the Company's consolidated financial statements, which were included in the Company's Annual Reports on Form 10-K for the fiscal years ended June 30, 2022 and 2021, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte's reports on the Company's effectiveness of internal control over financial reporting, which were included in the Company's Annual Reports on Form 10-K for the fiscal years ended June 30, 2022 and 2021, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2022 and 2021, and the subsequent interim period through May 9, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte's satisfaction, would have caused Deloitte to make reference thereto in its reports; and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K. The change in Lesaka's certifying accountant is solely as a result of compliance with South Africa's mandatory audit firm rotation requirements.

The Company provided Deloitte with a copy of the foregoing disclosures and requested that Deloitte furnish a letter addressed to the SEC stating whether or not it agrees with the foregoing disclosures. A copy of Deloitte's letter, dated May 9, 2023, is filed as Exhibit 16.1 hereto.

During Lesaka's fiscal years ended June 30, 2022 and 2021, and the subsequent interim period through May 9, 2023, neither the Company nor anyone on its behalf consulted KPMG regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description
16.1	Letter of Deloitte, dated May 9, 2023.
99.1	Press Release, dated May 9, 2023, issued by Lesaka Technologies, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: May 9, 2023	By:	/s/ Naeem E. Kola
	Name:	Naeem E. Kola
	Title:	Group Chief Financial Officer